Exhibit 11

Share Dealing Code

Definitions –

The following terms used herein shall have the meaning specified:

i.	Act – shall mean the Securities and Exchange Board of India Act, 1992 as amended.

ii.	Bank- shall mean HDFC Bank Limited

iii.

Code or this Code - shall mean this Share Dealing Code for Prevention of Insider Trading in Securities of the Bank as well as securities of other listed companies (or proposed to be listed companies), as amended from time to time.

iv.

Compliance Officer –shall mean the Company Secretary of the Bank, designated as Compliance Officer for the purpose of this Code, or such other person, who may be appointed in his position or such person nominated by Company Secretary, from time to time. He will be financially literate and responsible for compliance of policies, procedures, maintenance of records, monitoring adherence of rules for the preservation of Unpublished Price Sensitive Information, monitoring of trades and implementation of the Codes, under overall supervision of the Board of Directors;

Note: The term ‘financially literate’ shall mean a person who has the ability to read and understand basic financial statements, i.e., balance-sheet, profit and loss account, and statement of cash flows.

v.	Connected Person-shall mean

(i) any person who is or has during the six months prior to the concerned act been associated with the Bank, directly or indirectly, in any capacity including by reason of frequent communication with its officers or by being in any contractual, fiduciary or employment relationship or by being a director, officer or an employee of the Bank or holds any position including a professional or business relationship between himself/ herself and the Bank whether temporary or permanent, that allows such person, directly or indirectly, access to Unpublished Price Sensitive Information or is reasonably expected to allow such access.

(ii) Without prejudice to the generality of the foregoing, the persons falling within the following categories shall be deemed to be connected persons unless the contrary is established –

(a)	an immediate relative of connected persons specified in clause (i); or

(b)	a holding company or associate company or subsidiary company; or

(c)	an intermediary as specified in section 12 of the Act or an employee or director thereof; or

(d)	an investment company, trustee company, asset management company or an employee or director thereof; or

(e)	an official of a stock exchange or of clearing house or corporation; or

(f)	a member of board of trustees of a mutual fund or a member of the board of directors of the asset management company of a mutual fund or is an employee thereof; or

(g)	a member of the board of directors or an employee, of a public financial institution as defined in section 2 (72) of the Companies Act, 2013; or

(h)	an official or an employee of a self-regulatory organization recognized or authorized by the Board; or

(i)	a banker of the company; or

(j)

a concern, firm, trust, Hindu undivided family, company or association of persons wherein a director of a company or his immediate relative or banker of the company, has more than ten per cent. of the holding or interest;

vi.	Designated Persons – shall mean and include

a)	all directors of the Bank whether whole-time or not,

b)	all Employees in the grade of C2 and above and their secretaries/executive assistants by whatever name called,

c)	all promoters of the Bank,

d)	Company Secretary of the Bank,

e)	Any support staff of the Bank, such as IT staff, finance staff or secretarial staff, who have access to Unpublished Price Sensitive Information,

f)	Employees who may be identified by the Compliance Officer in consultation with the respective Group Heads, wherever required, and on a case by case basis

g)	Employees of material subsidiaries designated on the basis of their functional role or access to unpublished price sensitive information in the organization by their board of directors

vii.	Employee – shall mean a permanent employee of the Bank (whether on probation or not);

viii.

Generally available information - shall mean information that is accessible to the public on a non-discriminatory basis and shall not include unverified event or information reported in print or electronic media

ix.

Immediate Relative – shall mean spouse, parent, sibling, children of such person or of the spouse, any of whom is either financially dependent on such person or consults such person in taking decisions relating to trading in securities. It is hereby clarified that a spouse is presumed to be an Immediate Relative, unless rebutted.

x.	Insider—shall mean any person who is:

i)	a connected person; or

ii)	in possession of or having access to Unpublished Price Sensitive Information;

xi.	Insider Trading Regulations – means the Securities and Exchange Board of India (Prohibition of Insider Trading Regulations), 2015 as amended from time to time.

xii.	Legitimate Purposes- shall mean as provided under the Code of Practices and Procedures for Fair Disclosure.

xiii.

“Material Financial Relationship” shall mean a relationship in which one person is a recipient of any kind of payment, such as by way of a loan or gift from a Designated Person, during the immediately preceding twelve months, equivalent to at least 25% of the annual income of such Designated Person but shall exclude relationships in which the payment is based on arm’s length transactions;

xiv.	“Proposed to be listed” shall include securities of an unlisted company:

•

If such unlisted company has filed offer documents or other documents, as the case may be, with Securities and Exchange Board of India (“SEBI”), stock exchange(s) or Registrar of Companies in connection with the listing; or

•	If such unlisted company is getting listed pursuant to any merger or amalgamation and has filed a copy of such scheme of merger or amalgamation under Companies Act, 2013.

xv.

Securities – shall include Depositary Receipts and such other securities as defined in Section 2(h) of Securities Contracts (Regulation) Act, 1956, as amended from time to time. It is clarified that for the purposes of this Share Dealing code, the units of a mutual fund shall not be considered to be ‘Securities’.

xvi.	Stock Exchanges - shall mean the National Stock Exchange of India Limited and BSE Limited.

xvii.	Restricted Trading Period would mean the period between –

•

Seven calendar days prior to the end of a financial quarter or financial year and the expiry of two calendar days from the date of publication of the annual or quarterly results of the Bank, as applicable;

•	Any other period as may be notified from time to time by the Compliance Officer.

xviii.	Takeover Regulations – shall mean the SEBI (Substantial Acquisition of Shares and Takeovers) Regulations, 2011, as amended from time to time.

xix.	Threshold Limit: shall mean Securities representing Rs. 20,00,000 in transaction value, in one or more transactions during a particular financial quarter.

xx.

Trading: means and includes subscribing, buying, selling, dealing, giving, donating or agreeing to subscribe, buy, sell, deal in or give or donate any Securities specified from time to time, including those of the Bank, and “Trade” shall include pledge and be construed accordingly.

Explanation:

Insider Trading Regulations shall be applicable on transmission of shares. However, transmission of shares shall be exempted from provisions of trading window closure, pre-clearance and contra trade but the norms relating to disclosure requirements shall be applicable on such transmission.

xxi.	Trading Window: would mean any period other than Restricted Trading Period.

xxii.	Trading Day: means a day on which the recognized Stock Exchanges are open for Trading.

xxiii.

Unpublished Price Sensitive Information/ UPSI – means any information, relating to Bank or its Securities or Securities of another listed company, directly or indirectly, that is not generally available which upon becoming generally available, is likely to materially affect the price of such Securities of the Bank or other listed company or is substantially likely to be considered important by a reasonable investor in deciding whether to buy, hold or sell the relevant Security and shall, ordinarily include but not be restricted to, information relating to the following:

(i)	financial results;

(ii)	dividends;

(iii)	change in capital structure;

(iv)	mergers, de-mergers, acquisitions, delisting, disposals and expansion of business and such other transactions;

(v)	changes in key managerial personnel; and

(vi)	Information/ figures related to Gross and Net Non-Performing Assets;

(vii)	information pertaining to net interest income;

(viii)

Any other event as may be determined by the Bank/ the Compliance Officer which is likely to materially affect the price of the Securities or which as reasonable investor would be substantially likely to consider important in deciding to buy, hold or sell the securities.

Terms used but not defined hereunder shall have the meanings as ascribed to them under the Insider Trading Regulations, the Act, the Securities Contracts (Regulation) Act, 1956, the Depositories Act, 1996 or the Companies Act, 2013, and the rules and regulations made thereunder, as the case may be.

PART - A – Provisions governing dealing in Securities of the Bank.

Purpose of the Code:

The Code is prescribed, in compliance with the applicable insider trading laws, rules and regulations, including the Insider Trading Regulations and U.S. Federal Securities laws, and any listing standards applicable to the Bank, including those of the Stock Exchanges and those of the New York Stock Exchange to ensure that the Designated Persons and/ or their Immediate Relative(s) do not trade in the Securities of the Bank when in possession of Unpublished Price Sensitive Information, until such Unpublished Price Sensitive Information becomes generally available and to prevent any tipping and speculative dealings, knowingly or unknowingly by the Designated Persons and/ or their Immediate Relative(s).

Code –

1.

No Designated Person and/ or their Immediate Relative(s) is permitted to trade in the Securities of the Bank during the Restricted Trading Period. Any pre-clearance obtained when the trading window was open, will be invalid from the day the trading window is closed. Provided that the Restricted Trading Period shall not apply in respect of the following matters, subject to (i) obtaining pre-clearance under Clause 9 of this Code; and (ii) compliance with the respective regulations of SEBI and other applicable insider trading laws, rules and regulations, including U.S. Federal Securities laws

(a)

The transaction is proposed to be an off-market inter-se transfer between Insiders who are in possession of the same unpublished price sensitive information without being in breach of Regulation 3 of the Insider Trading Regulations, and both parties have made a conscious and informed trade decision.

(b)

The transaction is proposed to be carried out through the block deal window mechanism between persons who are in possession of the unpublished price sensitive information without being in breach of Regulation 3 of the Insider Trading Regulations and both parties have made a conscious and informed trade decision.

Provided that such unpublished price sensitive information has not been obtained by either party under Regulation 3(3) of the Insider Trading Regulations.

(c)	The transaction in question is proposed to be carried out pursuant to a statutory or regulatory obligation to carry out a bona fide transaction.

(d)	The transaction in question is proposed to be undertaken pursuant to the exercise of stock options in respect of which the exercise price was pre-determined in compliance with applicable regulations.

(e)	The trades are pursuant to a trading plan set up in accordance with Clause 8 of this Code.

(f)	Pledging of shares for a bona fide purpose, such as, raising of funds.

In addition to the above, the Restricted Trading Period shall not apply to transactions which are undertaken in accordance with respective regulations made by SEBI from time to time in compliance with other applicable insider trading laws, rules and regulations such as acquisition by conversion of warrants or debentures, subscribing to rights issue, further public issue, preferential allotment or tendering of shares in a buy-back offer, open offer, delisting offer.

All non-Designated Persons who are Employees may trade in the Securities of the Bank during the Restricted Trading Period if they are not otherwise in possession of Unpublished Price Sensitive Information. It is clarified that while Designated Persons who are Employees shall be permitted to exercise the stock options vested in them in accordance with the Employee Stock Option Schemes of the Bank during the Restricted Trading Period, the shares acquired upon the exercise of such options cannot be sold (or otherwise Traded) by them, during the Restricted Trading Period. Designated Persons and/or their Immediate Relative(s) should not engage in any speculative dealings in Securities of the Bank.

2.

Insiders are prohibited from trading in the Securities of the Bank at any time while in possession of, or having access to, any Unpublished Price Sensitive Information, unless the Trades are pursuant to trading plan as mentioned below. When a person who has Traded in the Securities of the Bank has been in possession of UPSI relating to the Bank, his/ her/ its Trades would be presumed to have been motivated by the knowledge and awareness of such UPSI in his/ her/ its possession.

It is hereby clarified that investment in portfolio management schemes involving dealing in Bank’s Securities, whether discretionary or not, by any Designated Person and/ or his/ her Immediate Relative(s)/ his/ her/ their respective portfolio manager(s)/ agent by whatever name called, when such Designated Person is in possession of or has access to Unpublished Price Sensitive Information, shall be deemed to have been motivated by the knowledge and awareness of such Unpublished Price Sensitive Information while making such investment.

Further, investment in portfolio management schemes involving dealings in Bank’s Securities, by a Designated Person and/ or their Immediate Relative(s)/ his/ her/ their respective portfolio manager(s)/ agent by whatever name called, whether discretionary or not, during the Restricted Trading Period, shall be deemed to have been motivated by the knowledge and awareness of Unpublished Price Sensitive Information, irrespective of whether the Designated Person actually was in possession of or had access to Unpublished Price Sensitive Information while making such investment.

3.

No Insider shall communicate, provide, or allow access to any Unpublished Price Sensitive Information, relating to the Bank or its Securities, to any person including other Insiders, except where such communication is in furtherance of legitimate purposes, performance of duties or discharge of legal obligations.

4.

No person shall procure from or cause the communication by any Insider of Unpublished Price Sensitive Information, relating to the Bank or its Securities, except in furtherance of legitimate purposes, performance of duties or discharge of legal obligations.

5.

Unpublished Price Sensitive Information may be communicated, provided, allowed access to or procured, in connection with a transaction that would (i) entail an obligation to make an open offer under the Takeover Regulations where the Board of Directors of the Bank is of informed opinion that the sharing of Unpublished Price Sensitive Information is in the best interests of the Bank; (ii) not attract the obligation to make an open offer under the Takeover Regulations but where the Board of Directors of the Bank is of informed opinion that the sharing of Unpublished Price Sensitive Information is in the best interests of the Bank and the information that constitutes Unpublished Price Sensitive Information is disseminated to be made generally available at least two trading days prior to the proposed transaction being effected in such form as the Board of Directors may determine to be adequate and fair to cover all relevant and material facts.

6.

The parties receiving Unpublished Price Sensitive Information have to execute agreements to undertake confidentiality and non-disclosure obligations and/ or shall be put to due notice by the Bank in order to keep information so received confidential and shall otherwise not Trade in Securities of the Bank when in possession of Unpublished Price Sensitive Information. Further, the Board of Directors of the Bank (“Board”), or any person as may be authorised by the Board in this regard, shall maintain a structured digital database containing the nature of UPSI, names of such individuals/ entities with whom UPSI is shared, along with the details of the permanent account number/ any other identifier authorised by law where permanent account number is not available. Such data shall be maintained with adequate time stamping and audit trails to avoid tampering. Such database will be maintained as required under the Insider Trading Regulations, from time to time, and in the event of receipt of any information from SEBI regarding any investigation or enforcement proceedings, the relevant information in the database shall be preserved till the completion of such proceeding, or as per the period specified in the Regulations, whichever is later.

7.

The Bank shall formulate a Policy for dealing with instances of leakage or suspected leakage of UPSI, which shall be approved by the Audit Committee and the Board, and shall be deemed to be part of this Code.

8.	Trading plan

In order to enable Insiders who may be perpetually in possession of UPSI to Trade in Securities of the Bank in a compliant manner, Insiders shall be entitled to formulate a trading plan and present it to the Compliance Officer for approval and public disclosure pursuant to which Trades may be carried out on his/ her/ its behalf in accordance with such plan.

Such trading plan shall: (i) not entail commencement of Trading on behalf of the Insider earlier than six months from the public disclosure of the plan; (ii) not entail Trading for the period between the 20th trading day prior to the last day of any financial period for which results are required to be announced by the Bank and the 2nd trading day after the disclosure of such financial results; (iii) entail Trading for a period of not less than 12 months; (iv) not entail overlap of any period for which another trading plan is already in existence; (v) set out either the value of Trades to be effected or the number of Securities to be Traded along with the nature of the Trade and the intervals at, or dates on which such Trades shall be effected; and (vi) not entail Trading in Securities for market abuse.

The Compliance Officer shall review the trading plan to assess whether the plan would have any potential for violation of Insider Trading Regulations or any other applicable insider trading laws, rules or regulations, and shall be entitled to seek such express undertakings as may be necessary to enable such assessment and to approve and monitor the implementation of the plan.

A trading plan, once approved, shall be irrevocable and the Insider shall mandatorily have to implement the plan, in compliance with the Insider Trading Regulations, without being entitled to either deviate from it or to execute any Trade in the Banks’ Securities outside the scope of the trading plan. The requirements relating to pre-clearance of trades, trading window norms and restrictions on contra trade shall not be applicable for trades carried out in accordance with the approved trading plan.

Upon approval of the trading plan, the Compliance Officer shall notify the plan to the Stock Exchanges on which the Securities of the Bank are listed.

9.	Designated Persons and/or their Immediate Relative(s) can Trade in the Securities of the Bank during the Trading Window subject to the conditions mentioned herein below:

a)

A Designated Person and/or their Immediate Relative(s) who intends to Trade in the Securities of the Bank must take prior approval of the Compliance Officer, irrespective of the value of the Trade. The approval must be sought by making an application, in the format prescribed in Annexure 1 (for sale or transfer of Securities) or Annexure 2 (for purchase or acquisition of Securities). No Designated Person shall apply for pre- clearance of any proposed Trade if such person is in possession of Unpublished Price Sensitive Information during the Trading Window.

b)

Every Designated Person and/or their Immediate Relative(s) obtaining prior approval as aforesaid, must execute the said Trade within 7 trading days from the date of receipt of approval. If the Trade is not executed within 7 trading days, the approval must be obtained again. Every Designated Person and/or their Immediate Relative(s) who has received approval from the Compliance Officer for execution of Trade but has not executed the Trade either wholly and/or partially within 7 trading days of receipt of the approval, shall report the same to the Compliance Officer in Annexure 3 within 2(two) trading days upon completion of 7 trading days from the receipt of approval explaining the reason for not executing the Trade (either wholly or partially). In case where the trade has been executed (either wholly or partially) pursuant to receipt of a pre-clearance, the Designated Persons and/or their Immediate Relative(s) shall report the trades so executed in the format prescribed in Form C, within 2(two) trading days of execution of such transaction(s).

c)

Every promoter, member of the promoter group and Designated Person, who is designated as such, shall disclose in the format as per Form B to the Compliance Officer, the number of Securities of the Bank held by them, within 7 days from the date of them being declared a promoter, member of the promoter group or Designated Person. Details of positions taken in derivatives by such persons/entities shall also be disclosed separately in the Form B. It is clarified that the disclosure by the promoter, promoter group and Designated Persons in this Form B, should include details of the Bank’s Securities held by their Immediate Relative(s) as well.

d)

Every promoter, member of the promoter group and Designated Persons shall disclose to the Bank the number of such Bank’s Securities acquired or disposed of either by them or their immediate relative within 2 (two) trading days of such Trade, if the value of the Trade, whether in one Trade or a series of Trades over any calendar quarter, aggregates to a Traded value in excess of Rs. 10 lakh or such other value as specified in Form C. Every connected person as identified by the Bank, shall disclose to the Bank the number of such Bank’s Securities acquired or disposed of either by them or their immediate relative within 2 (two) trading days of such Trade, if the value of the Trade, whether in one Trade or a series of Trades over any calendar quarter, aggregates to a Traded value in excess of Rs.10 lakh or such other value as specified in Form D. The Bank shall notify the particulars of such Trading to the Stock Exchanges on which the Bank’s Securities are listed within 2 (two) trading days of receipt of the disclosure or from becoming aware of such information.

e)

Designated Persons and/or their Immediate Relative(s), will not be permitted to enter into any opposite/contra Trade, i.e., sell or buy Securities of the Bank during the 6 months following the immediately prior buy or sell Trade. Such persons are also not permitted to take derivative positions in Securities of the Bank at any time.

However, Designated Persons who are Employees shall be permitted to subscribe to Securities of the Bank in exercise of stock options already vested in them under the Employee Stock Option Schemes of the Bank and the exercise of ESOPs shall not be considered to be “Trading” except for the purpose of disclosures mentioned herein.

The restriction of contra Trade will not apply in respect of subscription to shares/convertibles in Follow-on Public Offer (FPO); Offer for Sale (OFS); Rights Issue or tendering of Shares in open offer; share buy-back or delisting offer, exit offers, etc.

The Compliance Officer shall be empowered to grant relaxation from strict application of such ‘contra/opposite Trade’ restriction for reasons to be recorded in writing, provided that such relaxation does not violate the Insider Trading Regulations or any other applicable insider trading laws, rules or regulations. Should a contra Trade be executed, inadvertently or otherwise, in violation of the Insider Trading Regulations such a restriction, the profits from such trade shall be liable to be disgorged for remittance to SEBI for credit to the Investor Protection and Education Fund administered by SEBI under the Act.

10.

Every Designated Person shall submit the names, permanent account number or any other identifier authorised by law; and phone and mobile numbers used by the following persons on an annual basis within a maximum period of thirty days from the end of the financial year and as and when the information changes (in the format prescribed in Annexure 4):

(a)	Immediate Relatives; and

(b)	persons with whom the Designated Persons shares a Material Financial Relationship.

In the event the Designated Person does not share a Material Financial Relationship with any person, the Designated Person shall furnish a declaration confirming the same to the Compliance Officer on an annual basis. The Designated Persons shall also provide a one – time declaration containing the details of the names of educational institutions from which the Designated Persons have graduated and names of their past employers (in the format prescribed in Annexure 5).

11.

Designated Persons, their Immediate Relatives and Insiders must adhere to the Code to the extent applicable to them, and any violation of the Code could result in disciplinary action including wage freeze, suspension, recovery~~,~~ etc. Any violation so observed, shall be placed before the Audit Committee and actions as approved by the Audit Committee shall be taken. Any amount so collected shall be remitted to the Board (SEBI) for credit to Investor Protection and Education Fund. In case the Bank observes that there has been a violation of the Code and/or the Insider Trading Regulations, it shall inform the Stock Exchanges, in the format prescribed by SEBI from time to time. The Compliance Officer shall maintain a database of all such violations of the Code.

12.	The provisions of this Code can be changed, subject to prior approval of the Audit Committee of the Bank and the Board.

13.

All intimations/applications in relation to the Share Dealing Code should be addressed to the Compliance Officer and the envelope containing such application should be marked ‘Confidential – Share Dealing’.

14.

The Compliance Officer shall ensure compliance under this Code and all applicable insider trading laws, rules and regulations, including the Insider Trading Regulations and U.S. federal securities laws, as amended from time to time, and place before the Audit Committee a report at least once in a financial year containing inter alia, details of Trading in the Bank’s Securities by Designated Persons and/or their Immediate Relative(s) in violation of this Code.

15.	If the Compliance Officer wants to Trade in the Bank’s Securities, then the Compliance officer shall obtain prior approval from the Whole Time Director or Chief Financial Officer of the Bank.

16.

Further, every Designated Persons shall provide a declaration to the Compliance Officer, at the end of every calendar quarter, confirming that he/she/it (including his/her Immediate Relatives) have not executed any Trades other than in compliance with the Code and the Insider Trading Regulations and have disclosed the relevant information w.r.t. sharing of Unpublished Price Sensitive Information (in the format prescribed in Annexure 6) within a maximum period of thirty days from the end of the quarter.

17.

The Bank shall not be liable or held responsible if any Employee or Designated Person suffers any losses on account of compliance of this Code. Employees Trading in the Securities of the Bank including exercise of options under the ESOS, would be liable to pay appropriate taxes including Income Tax, Gift Tax and Wealth Tax etc., as applicable from time to time. The Bank will not be liable for payment of any tax on behalf of the Employee. The Employees are required to comply with the provisions of tax laws and pay applicable tax as aforesaid.

18.

All information shall be handled within the Bank on a need-to-know basis and no Unpublished Price Sensitive Information shall be communicated to any person except in furtherance of legitimate purposes, performance of duties or discharge of his legal obligations.

19.

In terms of the Code, Designated Persons shall be considered as persons having access or expected to have access to Unpublished Price Sensitive Information. Wherever there is requirement of sharing Unpublished Price Sensitive Information by any Designated Person with another Employees/external third parties, etc. in furtherance of legitimate purposes, performance of duties or discharge of his/ her legal obligations, the person to whom such information is proposed to be shared, shall be “wall-crossed” through wall-crossing procedure.

In general, the Wall-crossing procedures require Designated Persons to obtain prior approvals on each instance and person-by-person basis from Group Head of their concerned department before making any disclosures to such other employee/external third parties. Before such approval is granted, the Group Head of the department must be notified of the identity of the persons who are proposed to be brought across the Wall. The Group Head of the department will notify the designated supervisor of the proposed Wall-crosser(s)/proposed recipient of UPSI. If approval is obtained from the proposed Wall-crosser’s designated supervisory person, the Group Head of department will notify the appropriate personnel that the proposed Wall-crosser(s) may be contacted. Any issues concerning Wall-crossing will be resolved by the supervisory person in conjunction with the Compliance Officer. The information shared with any personnel who crosses the Wall should be strictly limited to the information/details that they need to know in order to carry out the relevant work. Conversations with any personnel who crosses the Wall should be conducted in a manner designed not to be overheard by persons not authorized to receive Unpublished Price Sensitive Information.

An appropriate record of all Wall-crossings will be maintained by the Group Head of the department. Each Group Head will inform the Compliance Officer of all instances wherein a person has been wall-crossed (at the time of such wall – crossing), in accordance with the procedure set out above, so as to enable the Compliance Officer to maintain appropriate records in this regard. The relevant Group Heads will also intimate the Compliance Officer in the event the Wall Crosser did not receive any UPSI or if the UPSI has become generally available.

Further, persons who cross the wall would be deemed to be Designated Persons under this Code and should be informed that they would be required to comply with all applicable provisions of this Code, including in respect of Trades executed by their Immediate Relative(s). A personnel who has crossed the Wall will be treated as an officer or Employee of the department as long as he or she knows or possesses Unpublished Price Sensitive Information. Accordingly, such personnel must maintain the confidentiality of such information and may use it only for the business purposes for which it was disclosed. The Compliance Officer will ordinarily allow a Wall Crosser to resume normal activities when the Compliance Officer determines, on the basis of the intimations provided by the relevant Group Heads, that Wall Crosser did not receive any Unpublished Price Sensitive Information, or that any such information has become generally available.

20.

The Trading Window shall also be applicable to any person having contractual or fiduciary relation with the Bank, such as auditors, accountancy firms, law firms, analysts, consultants, investment bankers, service providers, etc., assisting or advising the Bank (“External Parties”). The Bank shall obtain confirmation from such External Parties that they have: (a) adequate systems/controls in place to safeguard Unpublished Price Sensitive Information, including such information received from the Bank, and (b) an internal code of conduct which requires their employees/ retainers to pre – clear Trades, including Trades in the Securities of the Bank, in accordance with the provisions of the Insider Trading Regulations. In the event of an on-going contractual or fiduciary relationship, the Bank shall obtain renewed confirmations from each such External Party on an annual basis.

21.

The Bank shall not discharge, terminate, demote, suspend, threaten, harass, either directly or indirectly, or discriminate against any Employee who files a Voluntary Information Disclosure Form under the Insider Trading Regulations, irrespective of whether the information is considered or rejected by SEBI or he or she is eligible for a Reward under the Insider Trading Regulations, by reason of:

a.	filing a Voluntary Information Disclosure Form under the Insider Trading Regulations;

b.

testifying in, or otherwise assisting or aiding SEBI in any investigation, inquiry, audit, examination or proceeding instituted or about to be instituted for an alleged violation of the insider trading laws, or in any manner aiding the enforcement action taken by the Board;

c.	breaching any confidentiality agreement or provisions of any terms and conditions of employment or engagement solely to prevent any employee from cooperating with SEBI in any manner.

Provided that for the purpose of this Clause, ‘Employee’ shall mean any individual who during employment may become privy to information relating to violation of insider trading laws and files a Voluntary Information Disclosure Form under the Insider Trading Regulations and is a director, partner, regular or contractual employee, but does not include an advocate.

It is further clarified that the Bank shall not require any Employee who has filed a Voluntary Information Disclosure under the Insider Trading Regulations to notify it of such filing, or seek its prior consent or guidance of any person engaged by the Bank, before or after such filing.

PART -B – Provisions governing dealing in Securities of listed/ proposed to be listed companies, other than Securities of the Bank.

Purpose of the Code:

The Code is prescribed to ensure that the Designated Persons working in specified divisions in the Bank, Trade in the Securities of listed/ proposed to be listed companies in compliance with the Insider Trading Regulations and only at a time when they do not possess any UPSI. Designated Persons and/or their Immediate Relative(s) should refrain from engaging in any speculative dealings in Other Specified Securities.

It is clarified that for the purposes of this Part B, reference to ‘listed company/ies’ shall also be deemed to mean and include ‘proposed to be listed’ company/ies, as defined in the Insider Trading Regulations. It is also clarified that the provisions of this Part B shall apply in addition to, and in conjunction with Part A of the Code.

Code –

1.	Provisions of this Part B of the Code shall apply to the Designated Persons, which, for the purposes of Part B of the Code, shall mean:

(a)	Employees working in following Divisions (“Insider Divisions”) and having access to UPSI:

(i)	Investment Banking Group

(ii)	Corporate Banking Group

(iii)	Emerging Corporates Group

(iv)	Capital and Commodities Market Group

(v)	Wholesale Credit Group

(vi)	Treasury Advisory Group

(vii)	Credit Administration Department

(viii)	Private Banking Group

(ix)	Bankers to Issue Group

(x)	Custody Group

(xi)	Depository Participant Group

(xii)	Thematic Research, Industry Analysis and Policy Advisory Group

(xiii)	Risk Group

(b)	all directors of the Bank whether whole-time or not,

(c)	all Employees in the grade of C2 and above and their secretaries/executive assistants by whatever name called,

(d)	all promoters of the Bank who are individuals and/or investment companies,

(e)	Company Secretary of the Bank,

(f)

Any support staff of the Bank, such as IT staff or secretarial staff, who have access to Unpublished Price Sensitive Information, Employees who may be identified by the Compliance Officer in consultation with the respective Group Heads, wherever required, and on a case by case basis

(g)	Employees of material subsidiaries designated on the basis of their functional role or access to unpublished price sensitive information in the organization by their board of directors

2.

No Designated Person (including the Immediate Relative(s) of the Designated Person that are individuals) is permitted to deal in Securities of a listed or proposed to be listed company directly or indirectly, including by way of portfolio management schemes, whether discretionary or otherwise, while he/she is handling relationship of that company beyond the prescribed threshold limit or while he/she has access to or is in possession of Unpublished Price Sensitive Information about that company. It is clarified that all Employees working in Investment Banking Division shall be considered as Insiders for dealing in Securities of all listed companies or proposed to be listed companies, for which debt, equity or advisory assignment is handled by the Division, irrespective of whether the Employee is working on a particular assignment or not. It is hereby clarified that the provisions of this Part B of the Code shall not apply to investments made in the units of mutual funds, by the Designated Persons (including their Immediate Relatives). Further, allotment in an initial public offer (IPO) is not subject to requirements of pre-clearance but the Designated Persons shall be required to report the same upon allotment, and any subsequent trading in the allotted scrip shall be subject to the provisions of the Code.

3.

No Insider shall Trade in the securities of listed/ proposed to be listed companies at any time while in possession of, or having access to, any UPSI. When a person who has traded in securities of a listed or proposed to be listed company has been in possession of UPSI relating to the said listed or proposed to be listed company, his/ her/ its trades would be presumed to have been motivated by the knowledge and awareness of such UPSI in his/ her/ its possession.

4.

No Designated Person shall communicate, provide or allow access to any Unpublished Price Sensitive Information, relating to a listed or proposed to be listed company to any person, including other Employee(s), Insiders, etc., except where such communication is in furtherance of legitimate purposes, performance of duties or discharge of legal obligations. All information shall be handled by the Designated Persons on a need-to-know basis.

5.

Wherever there is requirement of sharing Unpublished Price Sensitive Information about listed or proposed to be listed company by the Designated Persons with the Employees of other divisions of the Bank or with outsiders for furtherance of their legitimate purposes, performance of duties or discharge of his legal obligations, the person to whom such information is proposed to be shared, shall be “wall- crossed” through wall-crossing procedure mentioned under Part A of the Code. In addition, the Board, or any person as may be authorised by the Board in this regard, shall maintain a structured digital database containing the nature of UPSI, names of such individuals/ entities with whom UPSI is shared, along with the details of the permanent account number/ any other identifier authorised by law where permanent account number is not available. Such data shall be maintained with adequate time stamping and audit trails to avoid tampering. Such database will be maintained as required under the Insider Trading Regulations, from time to time, and in the event of receipt of any information from SEBI regarding any investigation or enforcement proceedings, the relevant information in the database shall be preserved till the completion of such proceeding, or as per the period specified in the Regulations, whichever is later.

It is clarified that wherever sharing of information is necessitated for legitimate purposes, performance of duties or discharge of legal obligations amongst the Designated Persons mentioned above, e.g. information sharing between business division and credit division, and where Employees of both the divisions are governed by this Code and are privy to same set of information, they will be considered to be part of the same side of the Wall and no wall-crossing would be required.

6.

Designated Persons and the Immediate Relatives of the Designated Persons, as applicable, can Trade in Securities of listed or proposed to be listed companies only when they are not in possession of Unpublished Price Sensitive Information, subject to the conditions mentioned hereunder.

7.

Designated Persons (including his /her Immediate Relative(s)) who intend to Trade in Securities of a listed or proposed to be listed company must take prior approval of the Compliance Officer in the format as per Exhibit-1. If the Compliance Officer (or his/her Immediate Relative(s)), wants to trade in the Securities of listed or proposed to be listed companies other than the Bank’s Securities, the Compliance Officer shall obtain prior approval from the Whole Time Director or Chief Financial Officer of the Bank.

It is clarified that immediate supervisors, who have direct or indirect access to Unpublished Price Sensitive Information about listed/proposed to be listed companies, either on their own or through their reportees / subordinates, should also not trade in Securities of such listed/proposed to be listed companies as long as they have access to or are deemed to be in possession of such Unpublished Price Sensitive Information.

8.

An Employee of an Insider Division (including his /her Immediate Relative(s)) who already holds Securities of a listed or proposed to be listed company and is also handling relationship of that company or is assigned to handle relationship of that company, shall not be permitted to deal in Securities of that company through market transaction beyond the prescribed threshold limit, while he/she is handling relationship of that company. Such Employee shall make disclosure of his/her holding in such company as on the date he/she is assigned to handle relationship within 30 days to his/her immediate supervisor and the Compliance Officer.

9.

As part of any application for such Trading approval, made in the format prescribed in this Code, the Designated Person shall provide the relevant declarations, including a declaration that he/she is not in possession of any Unpublished Price Sensitive Information. It is clarified that such declaration would be required to be furnished by the Designated Persons for Trades undertaken by his/her Immediate Relative(s) as well.

10.

Designated Persons (including his /her Immediate Relative(s)), who have been permitted to Trade in securities forming part of the “grey list” as mentioned in clause 12 within the prescribed threshold limits, will not be permitted to enter into any opposite/contra Trades, i.e., sell or buy or agreeing to sell or buy same Securities during the 6 months following the immediately prior buy or sell or agreeing to buy or sell in the Securities.

The Compliance Officer shall be empowered to grant relaxation from strict application of such restriction for reasons to be recorded in writing, provided that such relaxation does not violate the Insider Trading Regulations. Should a contra trade be executed, inadvertently or otherwise, in violation of such a restriction, the profits from such Trade shall be liable to be disgorged for remittance to SEBI for credit to the Investor Protection and Education Fund administered by SEBI under the Act. The Bank shall be entitled to take such other disciplinary action, as may be permitted under the Insider Trading Regulations.

11.

Designated Persons (including his /her Immediate Relative(s)), obtaining prior approval for trading as aforesaid, must execute the Trade for which approval has been so obtained, within 7 (seven) trading days from the date of receipt of approval. If the Trade is not executed within 7 (seven) trading days, the approval must be obtained again. Every Designated Person who has received approval from the Compliance Officer for execution of Trade but has not executed the Trade either wholly and/or partially within 7 trading days, shall report the same to the Compliance Officer in Annexure 3 within 2 trading days upon completion of 7 trading days from the receipt of approval explaining the reason for not executing the Trade (either wholly or partially). In case where the trade has been executed pursuant to receipt of a pre- clearance, the Designated Persons and/or their Immediate Relative(s) shall report the trades executed in the format prescribed in Form C within 2 (two) trading days of execution of such transaction/s.

12.

The Compliance Officer shall, in consultation with the Heads of the above mentioned Divisions and other senior officials, as may be relevant, prepare and maintain a “grey list” of listed and proposed to be listed companies that are being handled by the Insider Divisions. The “grey list” shall be maintained by the Compliance Officer in a confidential manner. In case of Investment Banking Group, such “grey list” shall comprise of listed companies for which transactions are under discussion or mandated. Such “grey list” shall be updated from time to time by the Compliance Officer, based on inputs received from the respective Divisional Heads and senior officials, as relevant.

13.

Every Designated Person, (not otherwise covered under Part A of the Code), shall submit the names, permanent account number or any other identifier authorised by law; and phone and mobile numbers used by the following persons on an annual basis within a maximum period of thirty days from the end of the financial year and as and when the information changes (in the format prescribed in Annexure 4):

(a)	Immediate Relatives; and

(b)	persons with whom they share a Material Financial Relationship.

In the event the concerned Designated Person does not share a Material Financial Relationship with any person, the Designated Person shall furnish a declaration confirming the same to the Compliance Officer on an annual basis. The said Designated Persons shall also provide a one – time declaration containing the details of the names of educational institutions from which they have graduated and names of their past employers (in the format prescribed in Annexure 5).

Further, every Designated Persons shall provide a declaration to the Compliance Officer, at the end of every calendar quarter, confirming that he/she/it (including his/her Immediate Relatives) have not executed any Trades other than in compliance with the Code and the Insider Trading Regulations and have disclosed the relevant information w.r.t. sharing of Unpublished Price Sensitive Information (in the format prescribed in Annexure 6) within a maximum period of thirty days from the end of the quarter.

14.

Any violation of the Code could result in sanctions and disciplinary action including wage freeze, suspension, recovery, etc. in addition to the action that may be taken under Insider Trading Regulations. Any violation so observed, shall be placed before the Audit Committee and actions as approved by the Audit Committee shall be taken. The Bank shall report any non-compliance / violation of this Part B of the Code to the Stock Exchanges pursuant to the Insider Trading Regulations, in the format prescribed by SEBI from time to time. The Compliance Officer shall maintain a database of all such violations of the Code.

15.

The Compliance Officer shall ensure compliance under this Part B of the Code and the Insider Trading Regulations, as amended from time to time, and place before the Audit Committee a report at least once in a financial year containing inter alia, details of Trading in Securities of listed companies by Designated Persons and/or their Immediate Relative(s) in violation of this Code.

16.

The Bank shall not discharge, terminate, demote, suspend, threaten, harass, either directly or indirectly, or discriminate against any Employee who files a Voluntary Information Disclosure Form under the Insider Trading Regulations, irrespective of whether the information is considered or rejected by SEBI or he or she is eligible for a Reward under the Insider Trading Regulations, by reason of:

a.	filing a Voluntary Information Disclosure Form under the Insider Trading Regulations;

b.

testifying in, or otherwise assisting or aiding SEBI in any investigation, inquiry, audit, examination or proceeding instituted or about to be instituted for an alleged violation of the insider trading laws, or in any manner aiding the enforcement action taken by the Board;

c.	breaching any confidentiality agreement or provisions of any terms and conditions of employment or engagement solely to prevent any employee from cooperating with SEBI in any manner.

Provided that for the purpose of this Clause, ‘Employee’ shall mean any individual who during employment may become privy to information relating to violation of insider trading laws and files a Voluntary Information Disclosure Form under the Insider Trading Regulations and is a director, partner, regular or contractual employee, but does not include an advocate.

It is further clarified that the Bank shall not require any Employee who has filed a Voluntary Information Disclosure under the Insider Trading Regulations to notify it of such filing, or seek its prior consent or guidance of any person engaged by the Bank, before or after such filing.

Following forms are included in the Share Dealing Code pursuant to the Insider Trading Regulations. Designated Employees may note that the disclosures in these forms have been automated on the e-share dealing portal. Designated Employees shall submit their requests and disclosures in the e-share dealing portal and only in the event that they are unable to do so for reasons such as system issues, accessibility issues etc., should they submit the relevant forms in physical/ soft copy in order to ensure compliance of the relevant provisions of the Code.

Annexure 1 – Declaration Cum Application Seeking Pre Clearance to Sell / Transfer the Securities of HDFC Bank Limited as per the Bank’s Share Dealing Code

The Compliance Officer

HDFC Bank Limited

HDFC Bank House, S.B Marg, Lower Parel (West), Mumbai 400 013

Dear Sir,

Sub – Prior approval for Trading in HDFC Bank Ltd Securities of the face value of Rs 1/- each

In accordance with the HDFC Bank Share Dealing Code, I / We, the undersigned in the capacity of the designated person of the Bank request you to kindly permit me / my spouse / my children (singly / jointly)/Parent / persons for whom I take share trading decisions referred to as immediate relatives/ us to, Sell / Transfer the below mentioned Securities during the ongoing permissible trading window of the Bank. The details as required under the code are provided below:

Name of the Person	Relationship	Regd. Folio No	DP ID	Client ID	PAN	No. of Securities intended to be traded	Mode of Transaction

I/ We hereby confirm that:

➢	I and my immediate relatives/ We have no access to, nor do we have any information that could be construed as unpublished price sensitive information (UPSI) up to the time of signing this application;

➢

In the event that we have access to or receive any information that could be construed as UPSI after signing of this application, but before executing the transaction for which approval is sought, I/ we shall inform the Compliance Officer of the same and shall completely refrain from trading in the Securities of the Bank till such information becomes public;

➢

I/ We have not contravened the code of conduct for prevention of insider trading code of fair disclosure as notified by the Bank from time to time and the SEBI (Prohibition of Insider Trading) Regulations, 2015, as amended from time to time or any other applicable insider trading laws, rules or regulations;

➢	I/ We have made full and true disclosure in the matter.

I/ We further confirm that, in case the permission is granted, the said Securities would be sold / transferred within 7 trading days from the date of receipt of the permission or before the commencement of the restricted trading period whichever is earlier, and the details of sale / transfer of Securities will be intimated as per Code to the Bank within 2 working days of the sale / transfer. In case the entire quantity of Securities are not sold / transferred, then I/ we will also execute Annexure 3 which is required for explaining reasons for not trading the entire quantity for which permission is granted. I / We also understand that I / We will have to submit a fresh request for sell / transfer of any further Securities of HDFC Bank Limited on expiry of 7 trading days and would proceed with the execution of any such transactions only after receipt of requisite approval in this regard.

I/ We request you to kindly accord your approval accordingly.

Yours Truly,

Signature of the Designated Person

Designation:

Date:

Place:

Date:	Employee Code (if applicable):

Annexure 2 – Declaration Cum Application Seeking Pre Clearance for the Purchase / Acquisition of Securities of HDFC Bank Limited as per the Bank’s Share Dealing Code

The Compliance Officer

HDFC Bank Limited

HDFC Bank House, S.B Marg, Lower Parel (West), Mumbai 400 013

Dear Sir,

Sub- Prior approval for Trading in HDFC Bank Ltd Securities of the face value of Rs 1/- each

In accordance with the HDFC Bank Share Dealing Code, I/ we the undersigned in the capacity of the designated person of the Bank request you to kindly permit me / my spouse / my children (singly / jointly) / Parent / persons for whom I take share trading decisions referred to as immediate relatives/ us to Purchase / Acquire the below mentioned Securities during the ongoing permissible trading window of the Bank. The details as required under the code are provided below:

Name of the Person	Relationship	Regd. Folio No	DP ID	Client ID	PAN	No. of Securities intended to be traded	Mode of Transaction

I hereby confirm that:

➢	I and my immediate relatives/ We have no access to nor do we have any information that could be construed as unpublished price sensitive information (UPSI) up to the time of signing this application;

➢

In the event that we have access to or receive any information that could be construed as UPSI after signing of this application but before executing the transaction for which approval is sought, I/ we shall inform the Compliance Officer of the same and shall completely refrain from trading in the Securities of the Bank till such information becomes generally available;

➢

I/ We have not contravened the code of conduct for prevention of insider trading, code of fair disclosure as notified by the Bank from time to time and the SEBI (Prohibition of Insider Trading) Regulations, 2015, as amended from time to time or any other applicable insider trading laws, rules or regulations;

➢	I/ We have made full and true disclosure in the matter.

I/ We further confirm that, in case the permission is granted, the said Securities would be purchased / acquired within 7 trading days from the date of receipt of the permission or before the commencement of the restricted trading period whichever is earlier and the details of purchase / acquisition of Securities will be intimated as per Code to the Bank within 2 working days of the purchase / acquisition. In case the entire quantity of Securities are not purchased / acquired then I/ we will also execute Annexure 3 which is required for explaining reasons for not trading the entire quantity for which permission is granted. I / We also understand that I / We will have to submit a fresh request for purchase / acquisition of any further Securities of HDFC Bank Limited on expiry of 7 trading days and would proceed with the execution of any such transactions only after receipt of requisite approval in this regard.

I/ We request you to kindly accord your approval accordingly.

Yours Truly,

Signature of the Designated Person Designation:

Date:

Place:

FORM B

Securities and Exchange Board of India (Prohibition of Insider Trading) Regulations, 2015 [Regulations 7 (1) (b) read with Regulations 6 (2)- Disclosure on becoming a director/ KMP/ Promoter]

Name of the Company: HDFC Bank Limited                           Employee Code:

ISIN of the Company: INE040A01034

Details of Securities held on appointment of Key Managerial Personnel (KMP) or Director or upon becoming a Promoter / Member of the promoter group of a listed company, Designated Person and other such persons as mentioned in Regulation 6(2):

Name, PAN, CIN/DIN & Address with contact nos.	Category of Person (Promoters/KMP/ Directors/immediate relative to/others etc.)	Date of appointment of Director /KMP OR Date of becoming Promoter	Securities held at the time of becoming Promoter/appointment of Director/KMP		% of shareholding
			Type of security (For eg. – Shares, Warrants, Convertible Debentures etc.)	No.
1	2	3	4	5	6

Note: “Securities” shall have the meaning as defined under regulation 2(1)(i) of SEBI (Prohibition of Insider Trading) Regulations, 2015.

Details of Open Interest (OI) in derivatives of the company held on appointment of KMP or Director or upon becoming a Promoter / member of promoter group or designated person of a listed company and other such persons as mentioned in Regulation 6(2)

Open Interest of the Future contracts held at the time of becoming Promoter/appointment of Director/KMP			Open Interest of the Option Contracts held at the time of becoming Promoter/appointment of Director/KMP

Contract specifications	Number of units (contracts * lot size)	Notional value in Rupee Terms	Contract specifications	Number of units (contracts * lot size)	Notional value in Rupee Terms
7	8	9	1	11	12

Note: In case of Options, notional value shall be calculated based on premium plus strike price of options.

Name:

Signature:

Date:

Place:

FORM C

Securities and Exchange Board of India (Prohibition of Insider Trading) Regulations, 2015 [Regulations 7 (2) read with Regulations 6 (2) Continual disclosure]

Name of the Company: HDFC Bank Limited	Employee Code (if any):

ISIN of the Company: INE040A01034

Details of change in holding of Securities of Promoter, member of Promoter Group, Designated Persons or Director of a listed company, Designated Persons and other such persons as mentioned in Regulation 6(2):

Name, PAN, CIN/DIN & address with contact nos	Category of person (Promoters/ Promoter Group/ KMP/ Directors/ Designated Persons/ Immediate relatives/ others etc.)	Securities held prior to acquisition/ disposal		Securities acquired/Disposed				Securities held post acquisition/disposal		Date of allotment advice/acquisition of shares/sale of shares specify		Date of Intimation to Company	Mode of acquisition/ disposal (on market purchase /public/rights /preferential offer/off market/interse transfer, ESOPs, etc
		Type of security (eg – Shares, warrants, convertible Debentures etc.)	No. and % of share holding	Type of security (eg – Shares, warrants, convertible Debentures etc)	No.	Value	Transaction type (Buy/ Sale/ Pledge/ Revoke/ Invoke	Type of security (For eg. – Shares, Warrants, Convertible Debentures etc.)	No. and % of share holding	From	To

Note: (i) “Securities” shall have the meaning as defined under regulation 2(1)(i) of SEBI (Prohibition of Insider Trading) Regulations, 2015.

(ii) Value of transaction excludes taxes/brokerage/any other charges

Details of trading in derivatives of the company by Promoter, Promoter Group, Designated Person or Director of the Bank, and other such persons as mentioned in Regulation 6(2).

Trading in derivatives (Specify type of contract, Futures or Options, etc.)						Exchange on which the trade was executed
Type of Contract	Contract specifications	Buy		Sell
		Notional Value	Number of units (contracts * lot size)	Notional Value	Number of units (contracts * lot size)

Note: In case of Options, notional value shall be calculated based on premium plus strike price of options.

Name:

Signature:

Place:

FORM D

Securities and Exchange Board of India (Prohibition of Insider Trading) Regulations, 2015 Regulations 7 (3) – Transactions by other connected persons as identified by the Bank

Name of the Company: HDFC Bank Limited

ISIN of the Company: INE040A01034

Details of trading in securities by other connected persons as identified by the Bank

Name, PAN, CIN/DIN & address with contact nos. of other connected persons as identified by the Bank	Connection with the Bank	Securities held prior to acquisition/ disposal		Securities acquired/ Disposed				Securities held post acquisition/disposal		Date of allotment advice/ acquisition of shares/ sale of shares specify		Date of intimation to Bank	Mode of acquisition/disposal (on market/public/ rights/ Preferential offer / off market/ Inter se transfer, ESOPs etc. )

		Type of security (eg. Shares, warrants, convertible Debentures etc)	No. and % of share holding	Type of security (eg – Shares, warrants, convertible Debentures etc)	No.	Value	Transaction Type (Buy/ Sale/ Pledge / Revoke /Invoke)	Type of security (For eg. – Shares, Warrants, Convertible Debentures etc.)	No. and % of share holding	From	To

Note:	(i)	“Securities” shall have the meaning as defined under regulation 2(1)(i) of SEBI (Prohibition of Insider Trading) Regulations, 2015.
	(ii)	Value of transaction excludes taxes/brokerage/any other charges

Details of trading in derivatives by other connected persons as identified by the company

Trading in derivatives (Specify type of contract, Futures or Options etc.)						Exchange on which the trade was executed
Type of Contract	Contract specifications	Buy		Sell
		Notional Value	Number of units (contracts * lot size)	Notional Value	Number of units (contracts * lot size)

Note: In case of Options, notional value shall be calculated based on premium plus strike price of options.

Name:

Signature:

Place:

Annexure 3 to the HDFC Bank Share Dealing Code

The Compliance Officer

HDFC Bank Limited,

HDFC Bank House, Lower Parel, Mumbai 400 013

Dear Sir,

Sub: Reporting of decision to not trade after securing pre-clearance

In accordance with the HDFC Bank Share Dealing Code, I/ we have received from the Compliance office an approval for trading in the Securities of HDFC Bank Limited/ [insert name of the listed/ to be listed company] being approval no.    . I/ We am/ are sorry to inform you that as against the permission so granted to me / my spouse / my children (singly / jointly) / parent / persons for whom I take trading decisions referred to as immediate relatives/ us, the transaction for the following Securities of HDFC Bank Limited/ [insert name of the listed/ to be listed company] were not executed during the ongoing permissible trading window of the Bank/ or the permitted period, for the reason provided below. The details as required under the code are as under:

Approval No.	Name	Relationship	Regd. Folio No. DP ID and Client ID No	Approval for Buy/ Sell	Approval obtained for total no of Securities	Transaction (Securities) executed	Transaction (Securities) not executed	PAN	Reason

This has happened on account of the following reason:

You are requested to take the same on record and grant your consent accordingly. Thanking you.

Yours Truly,

Signature of the Designated Person:

Exhibit -1

Employee Code (if applicable):

The Compliance Officer

HDFC Bank Limited,

HDFC Bank House, Lower Parel,

Mumbai 400 013

Dear Sir,

Sub: Prior approval for dealing in share of listed company/ proposed to be listed company

In accordance with the Part B of Share Dealing Code of HDFC Bank for dealing in Securities other than Securities of HDFC Bank, I/ we the undersigned request you to kindly permit me (including my immediate relatives viz. my spouse, parent, sibling, children, any of whom is either financially dependent on such me or consults me in taking decisions relating to trading in Securities)/ us, to buy /acquire / sell / transfer the below mentioned shares/Securities. The details as required under the code are provided below:

Name of the Designated Person	DP ID	Client ID	PAN	Number of shares/Securities intended to be traded	Nature of Transaction Buy / Sale	Name of the company	Approximate value of transaction

I/ We hereby confirm that:

➢

I and my immediate relatives/ We have no access to nor do we have any information that could be construed as unpublished price sensitive information (UPSI) relating to shares/Securities for which trading permission has been sought at the time of signing this application;

➢

In the event that we have access to or receive any information that could be construed as UPSI after signing of this application but before executing the transaction for which approval is sought, I/ we shall inform the Compliance Officer of the same and shall completely refrain from trading till such information becomes generally available;

➢

I have not contravened the provisions of this code and code of conduct & ethics, code of fair disclosure as notified by the Bank from time to time and the SEBI (Prohibition of Insider Trading) Regulations, 2015, as amended from time to time;

➢	I/ we have made full and true disclosure in the matter.

➢	Proposed transaction is not a contra transaction within 6 months from the date of previous transaction.

➢

I further confirm that, in case the permission is granted, the said shares / Securities would be bought/ acquired / sold / transferred within 7 trading days from the date of receipt of the permission. I/ We also understand that I/ we will have to submit a fresh request for purchase /acquisition/ sale/ transfer of shares / Securities on expiry of 7 trading days and would proceed with the execution of any such transactions only after receipt of requisite approval in this regard. I/We understand that no contra trade is permitted for a period of 6 months from the date of proposed transaction.

I/ We request you to kindly accord your approval accordingly.

Yours Truly,

Signature of the Designated Person

Designation:

Date:

Place:

Approval granted / extended from    to    .

Name of Compliance Officer:

Signature of Compliance Officer:

Annexure 4 to the HDFC Bank Share Dealing Code

The Compliance Officer

HDFC Bank Limited,

HDFC Bank House, Lower Parel, Mumbai 400 013

Dear Sir,

Sub: Reporting of Immediate Relatives and Material Financial Relationships

Please see below details of my Immediate Relatives and persons with whom I share a ‘material financial relationship’

A.	Details of Immediate Relatives

Name and Address of Immediate Relative	Relationship with Designated Person	PAN of Immediate Relatives/ Other identifier authorized by law	Phone, mobile and cell number of Immediate Relative

B.	Details of persons with whom I share Material Financial Relationship

Name and Address of the Person	Relationship with the Person	PAN of the Person/ Other identifier authorized by law	Phone, mobile and cell number of the Person

I undertake to update the above details on an annual basis and also if there is any change in the information submitted.

Yours Truly,

Signature of the Designated Person

Designation:

Date:

Place:

Note:

a)

Immediate Relative – shall mean spouse, parent, sibling, children of such person or of the spouse, any of whom is either financially dependent on such person or consults such person in taking decisions relating to trading in shares. It is hereby clarified that a spouse is presumed to be an Immediate Relative, unless rebutted

b)

Material Financial Relationship shall mean a relationship in which one person is a recipient of any kind of payment, such as by way of a loan or gift, during the immediately preceding twelve months, equivalent to at least 25% of such payer’s annual income but shall exclude relationships in which the payment is based on arm’s length transactions.

Annexure 5 to the HDFC Bank Share Dealing Code

The Compliance Officer

HDFC Bank Limited,

HDFC Bank House, Lower Parel, Mumbai 400 013

Dear Sir,

Sub: Reporting of Educational Institutions and Past Employers

Please see below the details of educational institutions from where I have obtained graduation/ post – graduation/ doctoral degree (strike out where inapplicable) and details of my past employers.

Details of the educational institution(s) from which graduation/ post – graduation/ doctoral degree obtained
Name of Institution	Details of Degree	Year when degree obtained

Details of the all past employers/organizations
Name of Employer/organization	Years spent in the organization

Yours Truly,

Signature of the Designated Person

Designation:

Date:

Place:

Annexure 6 to the HDFC Bank Share Dealing Code

The Compliance Officer

HDFC Bank Limited,

HDFC Bank House, Lower Parel, Mumbai 400 013

Dear Sir,

Sub: Quarterly Declaration regarding Trades in Securities and information sharing

-	I hereby confirm that I (and/or my Immediate Relatives) have not undertaken any trades in any securities that are listed or proposed to be listed during the quarter [to be inserted].

I hereby confirm that the trades in

-	Securities of the Bank, if any

-	Any securities that are listed or proposed to be listed, if any undertaken by me (and/or my Immediate Relatives) during the quarter [to be inserted] were undertaken: (a) in full compliance with the SEBI (Prohibition of Insider Trading) Regulations, 2015 and the Share Dealing Code of HDFC Bank or any other applicable insider trading laws, rules or regulations, and (b) after obtaining requisite pre-clearances, where applicable, and making appropriate disclosures, as required in terms of the Share Dealing Code of HDFC Bank.

I hereby confirm that appropriate disclosures have been made w.r.t. any Unpublished Price Sensitive Information either procured or communicated by me during the quarter [to be inserted], if any pertaining to

-	The Bank

-	Any entity listed or proposed to be listed during the quarter [to be inserted].

I further confirm that the Unpublished Price Sensitive Information have been either procured or communicated by me, if any for legitimate business purposes only.

Yours Truly,

Signature of the Designated Person

Designation:

Date:

Place: